                                                                   EXHIBIT 11(C)

                         CONSENT OF INDEPENDENT AUDITORS

    We consent to the inclusion in Post-Effective Amendment No. 46 to the Registration Statement on Form N-1A of Eaton Vance Special Investment Trust (1933 Act File Number 2-27962) on behalf of EV Marathon Greater India Fund (the "Fund") of our report dated March 7, 1997 on our audit of the financial statements and financial highlights of the Fund and of our report on our audit of the financial statements and supplementary data of South Asia Portfolio dated March 7, 1997, which reports are included in the Annual Report to Shareholders for the year ended December 31, 1996, and incorporated by reference in this Registration Statement.

    We also consent to the reference to our Firm under the caption "The Fund's Financial Highlights" in the Prospectus and under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.

                                        /s/DELOITTE & TOUCHE LLP
                                           -----------------------------------
                                           DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 21, 1997